Exhibit 99

General Cable Reports Estimated Third Quarter Results; Estimated Third Quarter Adjusted Operating Results Reflect Continuing Stability in Europe and Rest of World; Acquisitions Continue to Exceed Management’s Expectations

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--November 4, 2013--General Cable Corporation (NYSE: BGC) announced today preliminary selected estimated results for the third quarter ended September 27, 2013. These results are considered preliminary due to the additional time needed to finalize the Company’s restated financial statements for the prior periods described below (see “Other Matters”). Due to the timing and ongoing preparation of the restated financial statements, the Company has provided only selected financial data tables in this press release.

Estimated adjusted operating income in Europe and ROW, specifically Asia Pacific and Latin America, was in line with management’s expectations. The performance of these businesses was more than offset by the impact of lower than expected demand principally in the Company’s North American aluminum-based businesses including aerial transmission, construction and rod and strip products. For the third quarter of 2013, excluding certain items, the Company generated estimated adjusted earnings per share of $0.45 and estimated adjusted operating income of $63 million. For the third quarter of 2013, estimated reported earnings per share were $0.31 and estimated reported operating income was $56 million. A reconciliation of estimated adjusted earnings per share to estimated reported earnings per share and estimated adjusted operating income to estimated reported operating income is included on page 4 of this press release.

Highlights

  Europe and Med generated stable estimated results for the second consecutive quarter driven by consistent execution on submarine turnkey projects
  Estimated results in ROW reflect stability in Brazil, China and the Philippines and better than expected results in Venezuela
  Collectively, acquisitions made in 2012 continue to perform ahead of the original investment case
  Expanded the Company’s Senior Secured Credit Facility to $1.0 billion by incorporating certain European assets; maturity extended to 2018

Third Quarter Results

Estimated net sales of $1,556 million and global unit volume of 320 million pounds were lower than expected principally due to demand in North America for aluminum based products including aerial transmission, construction and rod and strip as well as the impact of changes in “bill and hold” revenue recognition accounting for aerial transmission projects in Brazil. Estimated adjusted operating income for the third quarter of 2013 of $63 million reflects stability in Europe and ROW. Adjusted operating results in ROW were buoyed by stronger than expected results in Venezuela and stable results in China and the Philippines. Estimated adjusted operating results in Brazil were stable as the business continues to gain traction in its specialty cable product start-up business as well as the benefit of ongoing shipments of aerial transmission cables. In North America, estimated adjusted operating income was burdened by the impact of lower than expected aluminum unit volume.

Gregory B. Kenny, President and Chief Executive Officer of General Cable, said, “As previously communicated, our businesses continue to feel a bit sluggish. Overall, pricing pressure and uneven global demand patterns in key end markets persist. In North America, we expected more of a pull through on existing orders for aerial transmission projects in the third quarter, which have shifted into the fourth quarter and the early part of next year. Also, while we experienced stable demand for aluminum based construction products and rod and strip in the third quarter the anticipated incremental volume failed to materialize. Similarly, seasonal demand driven by electricity grid reinforcement and maintenance spending by electric utilities was also below expectations. On the other hand, we are encouraged by the relative stability experienced in parts of our business including Europe and ROW, specifically Asia Pacific. We are also encouraged by the continued strong financial performance of our recent acquisitions in the U.S., Canada and China, which continue to exceed the original investment case as the operating margins of these businesses together have surpassed the corporate average in each quarter this year.”

In North America, unit volume was down versus management’s expectations principally due to aluminum-based electric utility product shipments including aerial transmission cables as well as construction cables and rod and strip products. The Company’s copper-based product shipments including electrical infrastructure and specialty were in line with management’s estimates for the third quarter.

In ROW, putting aside the change in bill and hold revenue recognition accounting for aerial transmission product shipments in Brazil, unit volume in Latin America was consistent with expectations in the third quarter driven by aerial transmission product shipments and the Company’s start-up specialty cables business in Brazil. Demand in Asia Pacific remains stable driven by China and the Philippines, which continue to benefit from construction spending.

In Europe and Mediterranean, seasonally lower unit volume was generally in line with expectations across most major end markets throughout the region.

Estimated other income was $9.6 million in the third quarter of 2013, which primarily consists of an estimate of $5.4 million of mark to market gains on derivative instruments accounted for as economic hedges, which are used to manage currency and commodity risk principally on the Company’s project business globally, and an estimate of $4.2 million of foreign currency transaction gains. The foreign currency transaction gains are principally the result of authorization received in Venezuela to purchase copper at a 4.3 Bolivars to each US Dollar exchange rate. The Company received this authorization prior to the currency devaluation on February 13, 2013. The Company does not expect to record a gain for the purchase of copper at the pre-devaluation exchange rate in the fourth quarter of 2013 in Venezuela.

Liquidity

Net debt of an estimated $995.5 million at the end of the third quarter of 2013 decreased an estimated $90.6 million from the end of the second quarter of 2013. The decrease in net debt is principally due to reductions in working capital as a result of normal seasonal trends. The Company continues to maintain adequate liquidity to fund operations, internal growth, and continuing product and geographic expansion opportunities as well as its share repurchase program and quarterly dividend.

Taxes

The Company’s adjusted effective tax rate for the third quarter of 2013 was approximately 45%, which reflects a relative greater mix of earnings in higher tax jurisdictions and the impact of full year forecasted tax losses in certain countries and other certain quarter-discrete items. As a result, the Company expects its full year adjusted effective tax rate also to be in the range of 45%.

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share. The dividend is payable on November 25, 2013 to preferred stockholders of record as of the close of business on October 31, 2013. The Company expects the quarterly dividend payment to be less than $0.1 million. This is the last quarterly dividend payable to preferred stockholders. By its terms, the preferred stock, unless converted earlier by the holder(s), will be mandatorily redeemed on November 24, 2013 with the aggregate redemption price of $3.8 million payable on November 25, 2013.

Fourth Quarter 2013 Outlook

The Company’s fourth quarter revenues are expected to be in the range of $1.55 to $1.6 billion on flat to slightly lower global unit volume sequentially. The Company expects operating income to be in the range of $50 to $60 million. Adjusted earnings per share are expected to be in the range of $0.25 to $0.35 per share before the impact of non-cash convertible debt interest expense and mark to market gains or losses on derivative instruments. The Company’s fourth quarter outlook assumes copper and aluminum prices of $3.28 and $0.92. The fourth quarter is expected to be fairly consistent with typical seasonal declines partially offset by project related activity. In North America, orders that were delayed in the third quarter for aerial transmission cables are expected to ship, in part, in the fourth quarter as well as in the early part of next year. In Europe, the Company’s land-based and submarine turnkey project businesses are expected to deliver a number of projects in the fourth quarter. In Brazil, deliveries of aerial transmission projects are expected to continue at a stable rate over the final months of the year.

“Second half unit volume is expected to be weaker than previously anticipated. Overall, utility, mining and construction driven spending has been generally below our expectations. While the macro environment for infrastructure products has been uneven, we are making progress in a number of areas. We have removed significant costs over the past several years in Europe and are improving the cross utilization of our seven plants. In North America, we expect our Prestolite Wire and Alcan Cable acquisitions to perform above our business case for 2013. We are also pleased with our focus on new products and innovation. In North America, over 15% of products sold today have been refreshed or launched over the last three years. We continue to look for ways to reduce manufacturing and logistics costs. In ROW, we are accelerating the use of our Lean toolset with a focus on waste, entitlement capacity, and customer service. Higher value-add specialized products have been identified and are arriving through cross selling initiatives. We are focused on improving the returns on our investments in Brazil, Germany, India, Mexico, Peru and South Africa. Finally, over the past year we have made significant progress building our Company culture and reinforcing our values. Our Global Councils and newly created global roles in Manufacturing, Technology, Supply Chain, Commercial Sales and Communications products are facilitating the sharing of best practices while improving daily execution and working capital management. Despite the economic uncertainty, which continues to impact near term growth, our view of the intermediate and long-term demand growth drivers in our key end markets in North America and ROW is unchanged. As a late cyclical we are well positioned to benefit from the growth trends, energy and infrastructure related investments and construction activity in these markets,” Kenny concluded.

A reconciliation of expected GAAP earnings per share and operating income is as follows:

Q4 2013 Outlook
In millions, except per share amounts	Operating Income	EPS
As reported, GAAP	$50 – 60	$0.16 – 0.26
Non-cash convertible debt interest expense	-	0.09
Adjusted, Non-GAAP	$50 – 60	$0.25 – 0.35

Other Matters

Due to the timing and ongoing preparation of the restated financial statements for the prior periods described below, the Company has provided only selected financial data tables in this press release.

As described in the Form 8-K filed on October 15, 2013 (the October Form 8-K), the Company intends to reflect the adjustments described therein, including adjustments in response to the SEC Staff’s comments described in the Company’s Form 8-K filed on July 31, 2013, by filing amendments to its Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 30, 2012, June 29, 2012, September 28, 2012 and March 29, 2013 and Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and December 31, 2012. The Company will also concurrently file its Form 10-Q for the fiscal quarter ended June 28, 2013, which has not previously been filed, as the Company was evaluating certain of the items described in the October Form 8-K. Due to the impact of the matters described in the October Form 8-K on the presentation of the Company’s financial statements in its Form 10-Q for the quarter ended September 27, 2013, the Company will not timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2013 with the SEC and also expects to concurrently file it with the reports described above.

The Company has determined that an indicator of potential asset impairment is present in its Mexican business due to a history of losses and the continuing difficult local market environment. The Company is in the process of preparing its internal forward business plans and 2014 outlook under the guidance of new local and regional leadership. Once approved, the forecasts will be used to finalize the assessment of the carrying value of the Company's assets in Mexico. Based on a history of losses and preliminary estimates of the undiscounted future cash flows of its operating unit in Mexico, the Company may be required to record a non-cash impairment charge for the carrying value of its operating unit in Mexico. The asset balance that is subject to such assessment of impairment is approximately $29 million at September 27, 2013. The Company currently anticipates having such analysis completed in November 2013. The non-cash impairment charge, if any, would not impact the adjusted (Non-GAAP) financial information presented by the Company. There would also be no effect on cash flows or cash balances of the Company.

Reconciliation of Non-GAAP Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (GAAP), we discuss earnings per share and operating income for the third quarter of 2013 as adjusted for certain items, which is summarized in the table below. These Company-defined adjusted measures are being provided because management believes they are useful in analyzing the operating performance of the business and are consistent with how management reviews the underlying business trends. Use of these non-GAAP measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to GAAP. A reconciliation of estimated operating income and earnings per share to estimated adjusted non-GAAP operating income and earnings per share follows:

	Third Quarter
	2013
	Estimated Operating Income	Estimated EPS
As Reported, GAAP	$56.4	$0.31
Restatement related costs and severance charges in Spain	1.7	0.02
Legal and tax assessments	4.8	0.06
Non-cash convertible debt interest expense	-	0.12
Mark to market (gain) loss on derivative instruments	-	(0.06)
Adjusted, Non-GAAP	$62.9	$0.45

General Cable will discuss third quarter estimated results on a conference call that will be broadcast live at 8:30 a.m., ET, on November 5, 2013. The live webcast of the Company’s conference call will be available in listen only mode and can be accessed through the Investor Relations page on our website at www.generalcable.com. Also available on our website is a copy of an Investor Presentation that will be referenced throughout the conference call.

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. Forward looking statements include, among others, expressed expectations with regard to the following: fourth quarter 2013 revenues; fourth quarter 2013 adjusted operating income; fourth quarter 2013 adjusted earnings per share; the fourth quarter will be fairly consistent with typical seasonal declines partially offset by project related activity; firm orders that were delayed in the third quarter for aerial transmission cables will ship, in part, in the fourth quarter as well as in the early part of 2014; the Company’s European land-based and submarine turnkey project businesses will deliver a number of projects in the fourth quarter; aerial transmission projects in Brazil will continue at a stable rate over the final months of the year, as well as other similar forward-looking terminology such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: risks relating to additional information arising from the Company’s continuing internal review of VAT and bill and hold transactions adjustments in Brazil and its prior financial statements, as well as the review and audit by the Company’s independent auditors of the Company’s prior financial statements, the Company’s ability to maintain an effective system of internal controls and disclosure controls, the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity, our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; the impact of unexpected future judgments or settlements of claims and litigation; the impact of foreign currency fluctuations, compliance with U.S. and foreign laws, the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 1, 2013, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

TABLES TO FOLLOW

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations (Estimated)
(in millions, except per share data)
(unaudited)

Three Fiscal Months Ended
September 27, 2013
Net sales	$1,555.8
Cost of sales	1,384.5
Gross profit	171.3

Selling, general and administrative expenses	114.9
Operating income	56.4
Other income (expense)	9.6
Interest income (expense):
Interest expense	(30.6)
Interest income	1.7
(28.9)

Income before income taxes	37.1
Income tax provision	(19.9)
Equity in net earnings of affiliated companies	0.9
Net income (loss) including noncontrolling interests	18.1
Less: preferred stock dividends	0.1
Less: net income attributable to noncontrolling interest	2.4
Net income (loss) attributable to Company common shareholders	$15.6
Earnings (loss) per share
Earnings (loss) per common share - basic	$0.32
Weighted average common shares - basic	49.2
Earnings (loss) per common share-
assuming dilution	$0.31
Weighted average common shares-
assuming dilution	50.7

NOTE: These results are considered preliminary due to the additional time needed to finalize the Company’s restated financial statements

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
Segment Information (Estimated)
(in millions)
(unaudited)

Three Fiscal Months Ended
September 27, 2013
Net Sales (as reported)
North America	$663.3
Europe and Mediterranean	382.0
Rest of World	510.5
Total	$1,555.8

Metal Pounds Sold
North America	141.7
Europe and Mediterranean	63.3
Rest of World	115.1
Total	320.1

Operating Income
North America	$26.0
Europe and Mediterranean	7.6
Rest of World	22.8
Total	$56.4

Adjusted Operating Income (1)
North America	$27.0
Europe and Mediterranean	8.3
Rest of World	27.6
Total	$62.9

Return on Net Sales (2)
North America	4.1%
Europe and Mediterranean	2.2%
Rest of World	5.4%
Total Company	4.0%

Capital Expenditures
North America	$7.0
Europe and Mediterranean	3.6
Rest of World	9.5
Total	$20.1

Depreciation & Amortization
North America	$11.4
Europe and Mediterranean	10.2
Rest of World	12.2
Total	$33.8

Revenues by Major Product Lines
Electric Utility	$511.8
Electrical Infrastructure	399.7
Construction	393.2
Communications	175.3
Rod Mill Products	75.8
Total	$1,555.8

NOTE: These results are considered preliminary due to the additional time needed to finalize the Company’s restated financial statements

(1) Adjusted operating income excludes certain items
(2) Return on Net Sales is calculated on Adjusted Operating Income

CONTACT:
General Cable Corporation
Len Texter, Vice President, Investor Relations, 859-572-8684